                                                                      EXHIBIT 99

                           GAME FINANCIAL CORPORATION
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 10, 1997

     The undersigned hereby appoints Gary A. Dachis and Stephen P. Weisbrod, or either of them, as proxies with full power of substitution, to vote all shares of stock of Game Financial Corporation of record in the name of the undersigned at the close of business on October 31, 1997 at a Special Meeting of Stockholders (the "Special Meeting") to be held on December 10, 1997, or at any adjournments or postponements thereof, hereby revoking all prior proxies, on the items set forth below and on the reverse side hereof, as described in the accompanying Proxy Statement/Prospectus and upon such other business as may properly come before the Special Meeting including any matters which the Board of Directors did not know, a reasonable time before mailing this solicitation, would be presented at the Special Meeting; and matters incident to the conduct of the Special Meeting.
                                                        Please mark
                                                        your votes
                                                        like this          [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

1. A proposal to approve and adopt the Agreement and Plan of Merger dated September 24, 1997, by and among Game, Viad Corp ("Viad Corp") and Game Acquisition Corp., a wholly-owned subsidiary of Viad (the "Merger Agreement") and the transactions contemplated thereby. Pursuant to the Merger Agreement, among other things, (a) Game Acquisition Corp. will be merged with and into Game (the "Merger"), with Game as the surviving corporation of the Merger, and (b) each outstanding share of common stock, par value $.01 per share, of Game (the "Game Common Stock") will be converted into the right to receive shares of common stock, par value $1.50 per share, of Viad (the "Viad Common Stock") equal to $10.75 divided by the Viad Price, as defined below (with cash or whole shares paid in lieu of fractional shares at the sole discretion of Viad), except shares of Game Common Stock as to which statutory dissenters' rights have been exercised and not effectively withdrawn or otherwise lost. The "Viad Price" is defined under the Merger Agreement as the average of the closing sales prices of Viad Common Stock as listed on the New York Stock Exchange for the 30-trading day period ending four trading days prior to the Closing Date.

    FOR           AGAINST         ABSTAIN
    [ ]             [ ]             [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

2. A proposal to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof, including a motion to adjourn to a later date to permit further solicitation of proxies if necessary.

    FOR           AGAINST         ABSTAIN
    [ ]             [ ]             [ ]

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

                                               Date:

                                              ---------------------------------,
                                               1997

                                               ---------------------------------
                                                   Signature of Stockholder

                                               ---------------------------------
                                                   Signature of Stockholder

                                               Please sign your name exactly as
                                               it appears at left. In the case
                                               of shares owned in joint tenancy
                                               or as tenants in common, all
                                               should sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give your full
                                               title.